CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated May 25, 2011, on the statement of assets and liabilities of Corporate America CU Short Duration Fund, a series of Managed Portfolio Series, as of April 11, 2011, and to all references to our firm included in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Corporate America CU Short Duration Fund’s Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
May 25, 2011